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                                                                 EXHIBIT 23.4





                    [NICHOLSON y CANO ABOGADOS LETTERHEAD]











                              November 15, 1996




Securities and Exchange Commission
Division Of Corporate Finance
450 Fifth Avenue, N.W.
Washington, D.C.  20549


Re:  File No. 333-12977 -- Pre-Effective Amendement
No. 1 to Registration Statement on Form S-4 of IMPSAT Corporation


Ladies and Gentlemen:

                        In connection with the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 of IMPSAT Corporation (the "Registration Statement"), to be filed under the Securities Act of 1933, as amended ("1933 Act"), we hereby consent to the reference to us under captions "Available Information" and "Risk Factors -- Holding Company Structure: Effective Subordination of the Notes" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,



                                                 /s/ MARIA FREGUAS
                                                ----------------------------
                                                 Maria Freguas